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Exhibit 2.5

DATED 6TH JUNE, 1997
CARLTON COMMUNICATIONS Plc

—and—

THE LAW DEBENTURE TRUST CORPORATION p.l.c.
TRUST DEED

constituting
£200,000,000

7.625 per cent. Bonds due 2007
(with authority to issue further bonds or notes)

For the Issuer:
CLIFFORD CHANCE
200 Aldersgate Street
London EC1A 4JJ

For the Trustee:
ALLEN & OVERY
One New Change
London EC4M 9QQ-CLAUSE

THIS TRUST DEED is made on 6th June, 1997 BETWEEN:

(1)
CARLTON COMMUNICATIONS Plc, a company incorporated under the laws of England and Wales with company number 348312, whose registered office is at 25 Knightsbridge, London SW1X 7RZ (the "Issuer"); and

(2)
THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY (the "Trustee"), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Holders and Couponholders (each as defined below).

WHEREAS:

(1)
By a resolution of a duly authorised Committee of the Board of Directors of the Issuer passed on 27th May, 1997 the Issuer has resolved to issue £200,000,000 7.625 per cent. Bonds due 2007 to be constituted by this Trust Deed.

(2)
The said Bonds in definitive form will be in bearer form with Coupons attached.

(3)
The Trustee has agreed to act as trustee of these presents for the benefit of the Holders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.     DEFINITIONS

(A)
IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"Adjusted Share Capital and Reserves" means at any time the aggregate of:

(1)
the amount paid up or credited as paid up on the issued share capital of the Issuer; and

(2)
the amounts standing to the credit of the capital and revenue reserves (including any share premium account and capital redemption reserve and the amount standing to the credit of the profit and loss account) of the Issuer and its Subsidiaries;

  all as shown by a consolidation of the then latest audited balance sheets of the Issuer and its Subsidiaries (which shall be prepared on the basis of the historical cost convention modified, if applicable, by the revaluation of land and buildings and other assets) but:

  (a)
  adjusted in respect of any subsequent variation in interests in Subsidiaries of the Issuer and in the share capital of the Issuer paid up or credited as paid up and in the amounts of the said reserves (other than variations in profit and loss account arising from normal trading) since the dates of such balance sheets and taking account of the net subscription moneys (including any premium) in respect of any share capital of the Issuer proposed to be issued for cash to the extent to which the subscription thereof has been unconditionally underwritten (provided such subscription moneys and any premium are payable not later than four months after the date of allotment) with effect from the date on which such issue became so underwritten;

  (b)
  excluding all sums set aside for taxation whether in respect of deferred taxation or otherwise;

  (c)
  excluding all amounts attributable to outside interests in Subsidiaries of the Issuer and any distributions to shareholders of the Issuer and (to the extent not attributable directly or indirectly to the Issuer) shareholders of Subsidiaries of the Issuer out of profits accrued prior to the date of the relative audited balance sheets and not provided for therein;

  (d)
  excluding all amounts attributable to goodwill and other intangible assets;

  (e)
  deducting therefrom any debit balance on profit and loss account or on any other reserve account;

  (f)
  excluding such part of the interests of the Issuer or a Subsidiary of the Issuer in an associated company, not being a Subsidiary of the Issuer, as is attributable to any post-acquisition undistributed profits and reserves, but including such interests at original cost or, if lower, book value;

  (g)
  excluding therefrom any share capital paid up by way of a capitalisation of, or reserves derived from, the whole or any part of the amount of any writing up after 30th September, 1996 (or in the case of a body corporate thereafter becoming a Subsidiary after the date of its becoming a Subsidiary of the Issuer) of the book value of any assets of the Issuer or any Subsidiary of the Issuer and so that a transfer of any asset by the Issuer to a Subsidiary of the Issuer, or by a Subsidiary of the Issuer to the Issuer or another Subsidiary of the Issuer, for a consideration in excess of the book value thereof, shall be deemed to be a writing up of the book value of such asset;

  (h)
  deducting (if not otherwise excluded) such amount as the Auditors shall consider appropriate in respect of any contingent taxation liabilities on the net amount by which the fixed assets of the Issuer and its Subsidiaries shall have been written up as a result of any revaluation, and for this purpose a transfer of any asset by the Issuer to a Subsidiary of the Issuer, or by a Subsidiary of the Issuer to the Issuer or another Subsidiary of the Issuer, for a consideration in excess of the book value thereof shall be deemed to be a writing up of the book value of such asset as a result of a revaluation; and

  (i)
  after making such other adjustments (if any) as the Auditors may consider appropriate;

"Agency Agreement" means, in relation to the Securities of any series, the agreement appointing the initial Paying Agents and, if applicable, Registrar and/or Transfer Agents in relation to such Securities and any other agreement for the time being in force appointing Successor paying agents and, if applicable, registrars and/or transfer agents in relation to such Securities, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Agent Bank" means, in relation to the Securities of any relevant series, the bank initially appointed as agent bank in relation to such Securities by the Issuer pursuant to the relative Agent Bank Agreement or, if applicable, any Successor agent bank in relation to such Securities;

"Agent Bank Agreement" means, in relation to the Securities of any relevant series, the agreement (which may, but need not, be the relative Agency Agreement) appointing the initial Agent Bank in relation to such Securities and any other agreement for the time being in force appointing any Successor agent bank in relation to such Securities, or in connection with its duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

"Auditors" means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

"Bearer Securities" means those of the Securities which are for the time being in bearer form; "Cedel Bank" means Cedel Bank, societe anonyme; "Conditions" means:

(i)
in relation to the Original Bonds, the Conditions in the form set out in the Second Schedule as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Original Bonds be construed accordingly; and

(ii)
in relation to the Further Securities of any series, the Conditions in the form set out or referred to in the supplemental Trust Deed relating thereto as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Further Securities of any series, unless either referring specifically to a particular specified Condition or paragraph of a Condition of such Further Securities or the context otherwise requires, be construed as a reference to the provisions (if any) in the Conditions thereof which correspond to the provisions of the particular specified Condition or paragraph of a Condition of the Original Bonds;

"Couponholders" means the several persons who are for the time being holders of the Coupons;

"Coupons" means the bearer interest coupons appertaining to the Bearer Securities in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 12 and, where the context so permits, the Talons;

"Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

"Event of Default" means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Securities of any series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"Extraordinary Resolution" has the meaning set out in paragraph 20 of the Fourth Schedule;

"Further Securities" means bonds or notes (whether in bearer or registered form) of the Issuer constituted by a trust deed supplemental to this Trust Deed pursuant to Clause 2(D) or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Further Securities issued pursuant to Condition 12 and, where applicable, any Global Security issued in respect thereof;

"Global Security" means the Original Global Bond and/or any other global bond or note issued in respect of the Further Securities of any series;

"Holders" means the several persons who are for the time being holders of the Securities (being, in the case of Bearer Securities, the bearers thereof and, in the case of Registered Securities, the several persons whose names are entered in the register of holders of the Registered Securities as the holders thereof) which expression shall, whilst any Global Security remains outstanding, mean in relation to the Securities represented thereby each person who is for the time being shown in the records of Euroclear or of Cedel Bank as the holder of a particular principal amount of such Securities (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the principal amount of Securities represented by a Global Security standing to the account of any person shall be conclusive and binding for all purposes) for all purposes other than with respect to the payment of principal, premium (if any) and interest on such Securities, the right to which shall be vested, as against the Issuer, solely in the bearer of such Global Security in accordance with and subject to its terms and the terms of these presents; and the words "holder" and "holders" and related expressions shall (where appropriate) be construed accordingly;

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Original Bondholders" means the several persons who are for the time being holders of the Original Bonds;

"Original Bonds" means the bonds in bearer form comprising the said £200,000,000 7.625 per cent. Bonds due 2007 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Original Bonds issued pursuant to Condition 12 and (except for the purposes of Clause 3) the Original Global Bond;

"Original Couponholders" means the several persons who are for the time being holders of the Original Coupons;

"Original Coupons" means the Coupons appertaining to the Original Bonds in definitive form;

"Original Global Bond" means the global note in respect of the Original Notes to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule;

"outstanding" means in relation to the Securities all the Securities issued other than:

(a)
those Securities which have been redeemed pursuant to these presents;

(b)
those Securities in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Holders in accordance with Condition 13) and remain available for payment against presentation of the relevant Securities and/or Coupons;

(c)
those Securities which have been purchased and cancelled in accordance with Condition 6;

(d)
those Securities which have become void under Condition 8;

(e)
those mutilated or defaced Securities which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12;

(f)
(for the purpose only of ascertaining the principal amount of the Securities outstanding and without prejudice to the status for any other purpose of the relevant Securities) those Securities which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12;

(g)
any Global Security to the extent that it shall have been exchanged for another Global Security in respect of the Securities of the relevant series or for the Securities of the relevant series in definitive form pursuant to its provisions; and

(h)
those Bearer Securities which have been exchanged for Registered Securities and, where applicable, vice versa and which have been cancelled or, if permitted by the Conditions of such Securities, are for the time being retained by or on behalf of the Issuer, in each case pursuant to the provisions of these presents;

PROVIDED THAT for each of the following purposes, namely:

(i)
the right to attend and vote at any meeting of the Holders or any of them;

(ii)
the determination of how many and which Securities are for the time being outstanding for the purposes of Clause 8(A), Conditions 9 and 10 and paragraphs 2, 5, 6 and 9 of the Fourth Schedule;

(iii)
any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them; and

(iv)
the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Holders or any of them, those Securities (if any) which are for the time being held by or on behalf of the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to the Securities of any series, the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Securities;

"Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

"Principal Paying Agent" means, in relation to the Securities of any series, the institution at its specified office initially appointed as principal paying agent in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Securities;

"Principal Subsidiary" means at any time a Subsidiary of the-Issuer:

(a)
whose gross revenues attributable to the Issuer (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than 10 per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or, as the case may be, consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries, provided that:

(i)
in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts relate, the reference to the then latest audited consolidated accounts for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Auditors; and

  (ii)
  if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated gross revenues attributable to the Issuer and consolidated total assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared and audited for this purpose by the Auditors or the auditors for the time being of the relevant Subsidiary; or

(b)
to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b) or sub-paragraph (c) below; or

(c)
to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, generate gross revenues attributable to the Issuer equal to) not less than 10 per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor

Subsidiary (if a Principal Subsidiary) shall upon such transfer forthwith cease to be a Principal Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate gross revenues attributable to the Issuer equal to) not less than 10 per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in sub paragraph (a) above, and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (c) or sub-paragraph (b) above.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated accounts of the Issuer and its Subsidiaries, references thereto herein shall be deemed to refer to a consolidation by the Auditors of the relevant audited accounts of the Issuer and its Subsidiaries.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

"Reference Banks" means, in relation to the Securities of any relevant series, the several banks initially appointed as reference banks in relation to such Securities by the Issuer and referred to in the Conditions of such Securities and/or, if applicable, any Successor reference banks in relation to such Securities;

"Registered Securities" means those of the Securities which are for the time being in registered form;

"Registrar" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institution at its specified office initially appointed as registrar in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor registrar in relation to such Securities;

"Relevant Date" has the meaning set out in Condition 7;

"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

"Securities" means, as the context may require, the Original Bonds and/or any Further Securities and/or any series thereof;

"Subsidiary" means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain) or a subsidiary undertaking (within the meaning of Section 258 and Schedule 10A of the Companies Act 1985 of Great Britain);

"Successor" means, in relation to the Agent Bank, the Principal Paying Agent, the other Paying Agents, the Reference Banks, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Securities of the relevant series which shall become such pursuant to the provisions of these presents, the relative Agent Bank Agreement and/or the relative Agency Agreement (as the case may be) and/or such other or further agent bank, principal paying agent, paying agents, reference banks, registrar and/or transfer agents (as the case may be) in relation to such Securities as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions, the relative Agent Bank Agreement and/or the relative Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the relevant Holders pursuant to Clause 13(xili) in accordance with Condition 13;

"successor company" means any company which, as the result of any amalgamation, merger and reconstruction the terms of which have previously been approved by the Trustee:

(i)
owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Issuer immediately prior thereto; and

(ii)
carries on the whole or substantially the whole of the business carried on by the Issuer immediately prior thereto;

"Talons" means the talons appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Bearer Securities in definitive form of any relevant series and includes any replacements for Talons issued pursuant to Condition 12;

"The Stock Exchange" means, in relation to the Securities of any relevant series, the stock exchange or exchanges (if any) on which such Securities are quoted or listed on the issue thereof;

"these presents" means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Securities, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

"Transfer Agents" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institutions at their respective specified offices initially appointed as transfer agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Securities;

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)

(i)
All references in these presents to principal and/or premium and/or interest in respect of the Securities or to any moneys payable by the Issuer under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 7 or, if applicable, under any undertaking or covenant given pursuant to Clause 13(xv) or Clause 20(A)(2)(ii).

(ii)
All references in these presents to "Sterling", "Pounds Sterling" or "Pounds" or the sign "T" shall be construed as references to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

(iii)
All references in these presents to are statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iv)
All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(v)
All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(vi)
All references in these presents to taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer.

(vii)
All references in these presents to Euroclear and/or Cedel Bank shall be deemed to include references to any other clearing system as is approved by the Trustee.

(viii)
Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(ix)
In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(x)
In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

2.     COVENANT TO REPAY AND TO PAY INTEREST ON ORIGINAL BONDS

(A)
THE aggregate principal amount of the Original Bonds is limited to £200,000,000.

(B)
The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Original Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in Pounds Sterling in London in immediately available funds the principal amount of the Original Bonds repayable on that date together with any applicable premium and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Original Bonds at the rate of 7.625 per cent. per annum payable annually in arrear on 6th June, the first such payment to be made on 6th June, 1998 and to represent a full year's interest PROVIDED THAT:

(i)
every payment of principal, premium (if any) or interest in respect of the Original Bonds to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Original Bondholders or Original Couponholders (as the case may be);

(ii)
in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Original Bonds and shall accrue on such premium (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Original Bondholders in respect thereof as stated in a notice given to the Original Bondholders in accordance with Condition 13 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(iii)
in any case where payment of the whole or any part of the principal amount of or premium (if any) on any Original Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (ii) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Original Bond, payment of the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such Original Bond is made or (if earlier) the seventh day after notice is given to the relevant Original Bondholder (either individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such Original Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

  The Trustee will hold the benefit of this covenant on trust for the Original Bondholders and the Original Couponholders and itself in accordance with these presents.

TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS

(C)
At any time after an Event of Default or a Potential Event of Default shall have occurred or the Securities shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 9 to the Holders and/or the Couponholders, the Trustee may:

(i)
by notice in writing to the Issuer, the Principal Paying Agent, the other Paying Agents and the Registrar require the Principal Paying Agent, the other Paying Agents and the Registrar pursuant to the Agency Agreement:

(a)
to act thereafter as Principal Paying Agent, Paying Agents and Registrar respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Securities and available for such purpose) and thereafter to hold all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons on behalf of the Trustee; or

(b)
to deliver up all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent or the Registrar is obliged not to release by any law or regulation; and

(ii)
by notice in writing to the Issuer require it to make all subsequent payments in respect of the Securities and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause relating to the Original Bonds and any similar provisos relating to any Further Securities shall cease to have effect.

FURTHER ISSUES

(D)

(i)
The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

  (ii)
  Any further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i) above so as to form a single series with the Original Bonds and/or the Further Securities of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer shall prior to the issue of any further bonds or notes to be so constituted (being Further Securities) execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2(B) in relation to the principal, premium (if any) and interest in respect of such Further Securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

  (iii)
  A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on its duplicate of this Trust Deed.

  (iv)
  Whenever it is proposed to create and issue any further bonds or notes the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the principal amount of further bonds or notes proposed to be created and issued.
(E)
Any Further Securities not forming a single series with the Original Bonds or Further Securities of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of sub-clause (C) of this Clause and of Clauses 4 to 21 (both inclusive) and 22(B) and the Third and Fourth Schedules shall apply mutatis mutandis separately and independently to each series of the Securities and in such Clauses and Schedules the expressions "Securities", "Holders", "Coupons", "Couponholders" and "Talons" shall be construed accordingly.

3.     FORM AND ISSUE OF ORIGINAL BONDS AND ORIGINAL COUPONS

(A)
THE Original Bonds shall be represented initially by the Original Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Cedel Bank on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Original Bonds in definitive form ("Definitive Original Bonds") (as notified to such depositary by Barclays de Zoete Wedd Limited on behalf of the Managers of the issue of the Original Bonds) and the successors in title to such persons as appearing in the records of Euroclear and Cedel Bank for the time being.

(B)
The Original Global Bond shall be to bearer and title thereto shall pass by delivery. The Original Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule and may be a facsimile. The Original Global Bond shall be in the aggregate principal amount of £200,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Original Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(C)
The Issuer shall issue the Definitive Original Bonds (together with the unmatured Original Coupons attached) in exchange for the Original Global Bond in accordance with the provisions thereof.

(D)
The Definitive Original Bonds and the Original Coupons shall be to bearer in the respective forms or substantially in the respective forms set out in the Second Schedule and the Definitive Original shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Original Bonds and the Original Coupons shall pass by delivery.

(E)
The Definitive Original Bonds shall be signed manually or in facsimile by two of the Directors of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a Director of the Issuer notwithstanding that at the time of issue of any of the Definitive Original Bonds he may have ceased for any reason to be the holder of such office. The Original Coupons shall not be signed. The Definitive Original Bonds so executed and authenticated, and the Original Coupons, upon execution and authentication of the relevant Definitive Original Bonds, shall be binding and valid obligations of the Issuer.

4.     FEES, DUTIES AND TAXES

THE Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Securities and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.     COVENANT OF COMPLIANCE

THE Issuer covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Holders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Securities and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Securities and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Holders and the Couponholders according to its and their respective interests.

6.     CANCELLATION OF SECURITIES AND RECORDS

(A)
THE Issuer shall procure that all Securities (i) redeemed or (ii) purchased by or on behalf of the Issuer or any Subsidiary of the Issuer or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 or (iv) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)
the aggregate principal amount of Securities which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)
the serial numbers of such Securities in definitive form distinguishing between Bearer Securities and Registered Securities;

(c)
the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

  (d)
  the aggregate amount of interest paid (and the due dates of such payments) on Global Securities and/or on Registered Securities;

  (e)
  the aggregate principal amount of Securities (if any) which have been purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and cancelled and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

  (f)
  the aggregate principal amounts of Securities and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons;

  (g)
  the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Securities in definitive form bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Securities in definitive form to which such missing unmatured Coupons appertained; and

  (h)
  the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Securities or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Securities and Coupons.

(B)
The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Securities and Coupons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the Issuer or any Subsidiary of the Issuer, cancellation, payment or exchange (as the case may be) and of all replacement securities or coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Securities or Coupons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.     ENFORCEMENT

(A)
THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to the Issuer to enforce its obligations under these presents.

(B)
Proof that as regards any specified Security or Coupon the Issuer has made default in paying any amount due in respect of such Security or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Securities or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

(C)
References in the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (ii) and (iii) to Clause 2(B) to "the rate aforesaid" shall, in respect of any Securities bearing interest at a floating or variable rate, in the event of such Securities having become due and repayable, with effect from the expiry of the interest period during which such Securities become due and repayable, be construed as references to a rate of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

8.     PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)
THE Trustee shall not be bound to take any proceedings mentioned in Clause 7(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-fifth in principal amount of the Securities then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)
Only the Trustee may enforce the provisions of these presents. No Holder or Couponholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.     APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular series of the Securities, be apportioned pari passu and rateably between each series of the Securities, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular series of the Securities or which are apportioned to such series as aforesaid (including any moneys which represent principal, premium or interest in respect of Securities or Coupons which have become void under Condition 8) shall be held by the Trustee upon trust to apply them (subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of that series;

THIRDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of each other series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

Without prejudice to this clause 9, if the trustee holds any moneys which represent principal, premium (if any) or interest in respect of securities which have become void or in respect of which claims have been prescribed under condition 8, the trustee will hold such moneys on the above trusts.

10.   NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Holders in accordance with Condition 13 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

11.   INVESTMENT BY THE TRUSTEE

(A)
IF the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Securities under Clause 9 shall be less than 10 per cent. of the principal amount of the Securities then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Securities then outstanding and then such accumulations and funds shall be applied under Clause 9.

(B)
Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.   PARTIAL PAYMENTS

UPON any payment under Clause 9 (other than payment in full against surrender of a Security or Coupon) the Security or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Securities dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.   COVENANTS BY THE ISSUER

The Issuer covenants with the Trustee that, so long as any of the Securities remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii), (xiv), (xvi) and (xviii), so long as any of the Securities or Coupons remains liable to prescription or, in the case of paragraph (xv), until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Securities remaining outstanding at such time), it shall:

(i)
at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)
give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 15(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretion vested in it under these presents or by operation of law;

(iii)
cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of The Stock Exchange;

(iv)
at all times keep and procure its Subsidiaries to keep proper books of account and allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Subsidiary (as the case may be) shall have no reasonable objection upon prior notice free access to such books of account at all reasonable times during normal business hours;

(v)
send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Holders) as soon as practicable after the issue or publication thereof;

(vi)
forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to any series of the Securities pursuant to Condition 3 or of the occurrence of any Event of Default or any Potential Event of Default;

(vii)
give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 30th September, 1997 and in any event not later than 180 days after the end of each such financial period a certificate signed by two Directors of the Issuer to the effect that as at a date not more than seven days before delivering such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)
at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(ix)
at all times maintain an Agent Bank, Reference Banks, Paying Agents, a Registrar and Transfer Agents in accordance with the Conditions;

(x)
procure the Principal Paying Agent and the Registrar to notify the Trustee forthwith in the event that the Principal Paying Agent or, as the case may be, the Registrar does not, on or before the due date for any payment in respect of the Securities or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Securities or Coupons as the case may be;

(xi)
in the event of the unconditional payment to the Principal Paying Agent, the Registrar or the Trustee of any sum due in respect of the Securities or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Holders in accordance with Condition 13 that such payment has been made;

(xii)
use all reasonable endeavours to maintain the listing of the Securities on The Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)
give notice to the Holders in accordance with Condition 13 of any appointment, resignation or removal of any Agent Bank, Reference Bank, Paying Agent, Registrar or Transfer Agent (other than the appointment of the initial Agent Bank, Reference Banks, Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's, Registrar's or Transfer Agent's specified office and (except as provided by the Agent Bank Agreement or the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Securities remains outstanding in the case of the termination of the appointment of the Agent Bank, the Registrar or a Transfer Agent or so long as any of the Securities or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Agent Bank, Registrar, Transfer Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiv)
obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Holders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 57 of the Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined));

(xv)
if payments of principal, premium or interest in respect of the Securities or the Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any such political subdivision or any such authority therein or thereof, promptly upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may uthority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 6(3) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;

(xvi)
comply with and perform all its obligations under the Agent Bank Agreement and the Agency Agreement and use its best endeavours to procure that the Agent Bank, the Paying Agents, the Registrar and the Transfer Agents comply with and perform all their respective obligations thereunder and (in the case of the Paying Agents and the Registrar) any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to either of such Agreements without the prior written approval of the Trustee;

(xvii)
in order to enable the Trustee to ascertain the principal amount of Securities of each series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and aggregate principal amount of Securities of each series which:

(a)
up to and including the date of such certificate have been purchased by the Issuer or any Subsidiary of the Issuer and cancelled; and

(b)
are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company;

(xviii)
procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 6(4) and (5);

(xix)
procure that each of the Paying Agents makes available for inspection by Holders and Couponholders at its specified office copies of these presents, the Agency Agreement, the Agent Bank Agreement and the then latest audited balance sheet(s) and profit and loss account(s) (consolidated if applicable) of the Issuer;

(xx)
if, in accordance with the provisions of the Conditions, interest in respect of Bearer Securities denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Holders in accordance with Condition 13;

(xxi)
give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vii) above, a certificate by the Auditors listing those Subsidiaries of the Issuer which as at the certification date (as defined in paragraph (vii) above) of the relevant certificate given under paragraph (vii) above or, as the case may be, as at the last day of the most recently ended financial period of the Issuer were Principal Subsidiaries for the purposes of Condition 9;

(xxii)
give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal Subsidiary, a certificate by the Auditors to such effect;

(xxiii)
upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Securities purchased by the Issuer or any other Subsidiary of the Issuer; and

(xxiv)
use its best endeavours to procure that Euroclear and/or Cedel Bank (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 15(T) as soon as practicable after such request.

14.   REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

(A)
THE Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on 6th June in each year, the first such payment to be made on the date hereof. Upon the issue of any Further Securities the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Securities of any series be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Holders and Couponholders) up to and including the date when, all the Securities having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent and, where applicable, the Registrar or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Security or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

(B)
In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)
The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)
In the event of the Trustee and the Issuer failing to agree:

(1)
(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)
(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

(E)
The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)
All amounts payable pursuant to sub-clause (E) above and/or Clause 15(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of three per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)
Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)
The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Securities any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Original Bonds and any Further Securities of any series.

15.   SUPPLEMENT TO TRUSTEE ACT 1925

THE Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(A)
The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)
Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)
The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)
The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)
The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Securities by the Issuer, the exchange of any Global Security for another Global Security or definitive Securities, the delivery of any Global Security or definitive Securities to the person(s) entitled to it or them or the exchange of Bearer Securities for Registered Securities or of Registered Securities for Bearer Securities.

(F)
The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all its obligations under these presents.

(G)
Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Holders and Couponholders shall be conclusive and binding on the Holders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)
The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the Holders of Securities of all or any series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all Holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such Holders and the relative Couponholders.

(I)
The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Security or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)
Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)
Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)
The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with these presents and no Holder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)
Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Holders and the Couponholders.

(N)
The Trustee may certify whether or not any of the conditions, events and acts set out in sub-paragraphs (b) to (f) (both inclusive) (excluding (d) in the case of the winding up or dissolution of the Issuer) of Condition 9(1) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Holders and any such certificate shall be conclusive and binding upon the Issuer, the Holders and the Couponholders.

(O)
The Trustee as between itself and the Holders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders and Couponholders.

(P)
In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Holders as a class and shall not have regard to any interests arising from circumstances particular to individual Holders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(Q)
Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(R)
The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretion under these presents. Such delegation may be made upon such terms (including power to subdelegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(S)
The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(T)
The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(U)
The Trustee may call for any certificate or other document to be issued by Euroclear or Cedel Bank as to the principal amount of Securities represented by a Global Security standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Cedel Bank and subsequently found to be forged or not authentic.

16.   TRUSTEE'S LIABILITY

NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

17.   TRUSTEE CONTRACTING WITH THE ISSUER

NEITHER the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)
entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Securities or any other bonds, notes, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or

(ii)
accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Holders and notwithstanding that the same may be contrary or prejudicial to the interests of the Holders and shall not be responsible for any Liability occasioned to the Holders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Holders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

18.   WAIVER, AUTHORISATION AND DETERMINATION

(A)
THE Trustee may without the consent or sanction of the Holders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Holders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Holders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Holders in accordance with Condition 13 as soon as practicable thereafter.

MODIFICATION

(B)
The Trustee may without the consent or sanction of the Holders or Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Fourth Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Holders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Holders in accordance with Condition 13 as soon as practicable thereafter.

BREACH

(C)
Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

19.   HOLDER OF DEFINITIVE BEARER SECURITY ASSUMED TO BE COUPONHOLDER

(A)
WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Holder is the holder of all Coupons appertaining to each Bearer Security in definitive form of which he is the holder.

NO NOTICE TO COUPONHOLDERS

(B)
Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with Condition 13.

ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

(C)
The Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Security or of a particular principal amount of the Securities and the holder of any Coupon as the absolute owner of such Security, principal amount or Coupon, as the case may be, for all purposes (whether or not such Security, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer Agents shall not be affected by any notice to the contrary. All payments made to any such holder of a Security in definitive form or a Coupon or to the bearer of a Global Security shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Security, principal amount or Coupon, as the case may be.

20.   SUBSTITUTION

(A)
(1)
The Trustee may without the consent of the Holders or Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of any successor company or any Subsidiary of the Issuer (any such substituted company being hereinafter called the "New Company") provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) and provided further that where the New Company is a Subsidiary of the Issuer the Issuer unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(2)
The following further conditions shall apply to (1) above:

(i)
the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Holders;

(ii)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 7 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 6(3) shall be modified accordingly;

(iii)
without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Holders; and

    (iv)
    if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.
(B)
Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Holders in the manner provided in Condition 13. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

21.   CURRENCY INDEMNITY

THE Issuer shall indemnify the Trustee, every Appointee, the Holders and the Couponholders and keep them indemnified against:

(a)
any Liability incurred by any of them arising from the non-payment by the Issuer of any amount due to the Trustee or the Holders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

(b)
any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnity shall constitute an obligation of the Issuer separate and independent from its obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Holders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

22.   NEW TRUSTEE

(A)
THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretion vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar, the Transfer Agents and the Holders.

SEPARATE AND CO-TRUSTEES

(B)
Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer, the Holders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)
if the Trustee considers such appointment to be in the interests of the Holders;

(ii)
for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)
for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.   TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Holders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.   TRUSTEE'S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Securities or Coupons.

25.   NOTICES

ANY notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

  to the Issuer: 25 Knightsbridge London SWIX 7RZ

  (Attention: the Treasurer) Facsimile No. 0171 663 6321

  to the Trustee: Princes House,
  95 Gresham Street, London EC2V 7LY

  (Attention: the Manager, Trust Administration)

  Facsimile No. 0171 696 5261

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.   GOVERNING LAW

THESE presents are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated on page 1.

THE FIRST SCHEDULE
—FORM OF ORIGINAL GLOBAL BOND—
CARLTON COMMUNICATIONS Plc
(Incorporated with limited liability under the laws of England and Wales)

TEMPORARY GLOBAL BOND

representing

£200,000,000 7.625 PER CENT. BONDS DUE 2007

This Bond is a temporary Global Bond without interest coupons in respect of a duly authorised issue of Bonds of Carlton Communications Plc (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of Two Hundred Million Pounds Sterling (£200,000,000) and constituted by a Trust Deed dated 6th June, 1997 (the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Trust Deed.

1.     Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof Two Hundred Million Pounds Sterling (£200,000,000)) on 6th June, 2007 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 6th June on the principal amount from time to time of this temporary Global Bond at the rate of 7.625 per cent. per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.     Exchange for definitive Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bonds only on and subject to the terms and conditions set out below. The definitive Bonds to be issued on such exchange will be in bearer form in the denominations of £1,000, £10,000 and £100,000 each with interest coupons ("Coupons") attached.

On and after 16th July, 1997 (the "Exchange Date") this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for definitive Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, definitive Bonds (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided further that definitive Bonds will be so issued and delivered only if and to the extent that there shall have been presented to the Issuer a certificate from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or from Cedel Bank, soci6td anonyme ("Cedel Bank") substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bond or definitive Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a definitive Bond or definitive Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel Bank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel Bank in Luxembourg and the specified office of each of the Paying Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a definitive Bond or definitive Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.     Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bonds for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of definitive Bonds (together with the Coupons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (i) (subject to (ii) below) to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided or (ii) on and after the Exchange Date, to receive any payment on this temporary Global Bond. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Notes for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Cedel Bank substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel Bank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel Bank in Luxembourg and the specified office of each of the Paying Agents).

Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bonds and Coupons.

4.     Accountholders

For so long as all of the Notes are represented by this temporary Global Bond and this temporary Global Bond is held on behalf of Euroclear and/or Cedel Bank, each person who is for the time being shown in the records of Euroclear or Cedel Bank as the holder of a particular principal amount of such Bonds (each an "Accountholder") (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Bonds for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Bondholders) other than with respect to the payment of principal, premium and interest on such Notes, the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of this temporary Global Bond in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Cedel Bank, as the case may be, for its share of any payment made to the bearer of this temporary Global Bond.

5.     Notices

For so long as all of the Bonds are represented by this temporary Global Bond and this temporary Global Bond is/are held on behalf of Euroclear and/or Cedel Bank, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Cede] Bank (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 provided that, so long as the Bonds are listed on the London Stock Exchange Limited, the London Stock Exchange Limited so agrees. Any such notice shall be deemed to have been given to the Bondholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Cede] Bank (as the case may be) as aforesaid.

6.     Prescription

Claims against the Issuer in respect of principal or premium (other than principal or premium comprised in a withheld amount) and interest (other than interest comprised in, or accrued on, a withheld amount) on the Bonds represented by this temporary Global Bond will be prescribed after 10 years (in the case of principal and premium) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7).

7.     Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

8.     Governing law

This temporary Global Bond is governed by, and shall be construed in accordance with, the English law.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually or in facsimile by a person duly authorised on its behalf.

CARLTON COMMUNICATIONS Plc

By:
Duly authorised

Issued in London, England on 6th June, 1997.

Certificate of authentication

This temporary Global Bond is duly authenticated ...................................

Duly authorised
for and on behalf of
Barclays Bank PLC
as Principal Paying Agent

THE SCHEDULE

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Bond have been made:

Date made	Interest paid	Premium paid	Principal paid	Remaining principal amount of this temporary Global Bond following such payment	Notation made on behalf of the Issuer
—	—	—	—	—	—

PART II

EXCHANGES FOR DEFINITIVE BONDS AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for definitive Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date made	Part of principal amount of this temporary Global Bond exchanged for definitive Bonds	Part of principal amount of this temporary Global Bond purchased and cancelled	Aggregate principal amount of this temporary Global Bond following such exchange or purchase and cancellation	Notation made on behalf of the Issuer

EXHIBIT A

CARLTON COMMUNICATIONS Plc
£200,000,000
7.625 per cent. Bonds due 2007
(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the Trust Deed, as of the date hereof, [) principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

*Dated

[Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the
Euroclear System] [Cedel Bank, societe anonyme]

By:

Authorised Signatory

*
To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bonds.

EXHIBIT B

CARLTON COMMUNICATIONS Plc
£200,000,000
7.625 per cent. Bonds due 2007
(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 1650)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated By:

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of the Securities
to which this certification relates)

*
To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bonds.

THE SECOND SCHEDULE

Part I

—FORM OF DEFINITIVE ORIGINAL BOND—

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1,000/10,000/100,000] XS0076449221 [SERIES]          [Serial No.]

CARLTON COMMUNICATIONS Plc
(Incorporated with limited liability under the laws of England and Wales)

£200,000,000

7.625 PER CENT. BONDS DUE 2007

The issue of the Bonds was authorised by a resolution of a duly authorised Committee of the Board of Directors of Carlton Communications Plc (the "Issuer") passed on 27th May, 1997.

This Note forms one of a series of Bonds constituted by a Trust Deed (the "Trust Deed") dated 6th June, 1997 made between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds and issued in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached, in an aggregate principal amount of £200,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 6th June, 2007 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

£[1,000][10,000][100,000] ([One][Ten][One Hundred] thousand Pounds Sterling)

together with interest on the said principal sum at the rate of 7.625 per cent. per annum payable annually in arrear on 6th June and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Bond nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

CARLTON COMMUNICATIONS Plc
By Director
By: Director
Dated as of 6th June, 1997.

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated.

...............................

Duly authorised
for and on behalf of
Barclays Bank PLC
as Principal Paying Agent

—FORM OF ORIGINAL COUPON—

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

CARLTON COMMUNICATIONS Plc

£200,000,000 7.625 PER CENT. BONDS DUE 2007
Coupon appertaining to a Bond in the denomination of £[1,000][10,000][100,000].

This Coupon is separately Coupon for negotiable, payable to bearer,                 £[76.25][762.50][7,625.00]
and subject to the          due on
Conditions of the said Bonds.          6th June, [1998/99/2000/01102/03/04105/06/07]

This Coupon is payable to bearer subject to such Conditions, under which it may become void before its due date.

[No.] [1,000/10,000/100,000] [ISIN]          [Series]          [Serial No.]

On the back:

PRINCIPAL PAYING AGENT

Barclays Bank PLC
Depository Services
8 Angel Court
Throgmorton Street
London EC2R 7HT

OTHER PAYING AGENT

Kredietbank S.A. Luxembourgeoise
43 Boulevard Royal
L-2955 Luxembourg

Part II

TERMS AND CONDITIONS OF THE BONDS

The £200,000,000 7.625 per cent. Bonds due 2007 (the "Bonds", which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 16 and forming a single series with the Bonds) of Carlton Communications Plc (the "Issuer") are constituted by a Trust Deed dated 6th June, 1997 (the "Trust Deed") made between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Trustee") as trustee for the holders of the Bonds (the "Bondholders") and the holders of the interest coupons appertaining to the Bonds (the "Couponholders" and the "Coupons" respectively). The issue of the Bonds was authorised by a resolution of a duly authorised Committee of the Board of Directors of the Issuer passed on 27th May, 1997. The Bonds are on issue listed on the London Stock Exchange Limited (the "London Stock Exchange"). The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and the Agency Agreement dated 6th June, 1997 (the "Agency Agreement") made between the Issuer, the initial Paying Agents and the Trustee are available for inspection during normal business hours by the Bondholders and the Couponholders at the registered office of the Trustee, being at the date of issue of the Bonds at Princes House, 95 Gresham Street, London EC2V 7LY, England and at the specified office of each of the Paying Agents. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.     Form, Denomination and Title

(1)
The Bonds are in bearer form, serially numbered, in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached on issue. Bonds of one denomination may not be exchanged for Bonds of another denomination. Title to the Bonds and to the Coupons will pass by delivery.

(2)
The Issuer, the Paying Agents and the Trustee may (to the fullest extent permitted by applicable law) deem and treat the holder of any Bond and the holder of any Coupon as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

2.     Status

The Bonds and the Coupons are direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference amongst themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

3.     Negative Pledge

So long as any of the Bonds remains outstanding, the Issuer will not create or permit to subsist any mortgage, charge, lien (other than a lien arising by operation of law) or other encumbrance upon the whole or any part of its undertaking or assets, present or future, to secure payment of any present or future Relevant Indebtedness (as defined below) of the Issuer or any other person or to secure any guarantee or indemnity in respect of any Relevant Indebtedness of the Issuer or any other person, without at the same time according to the Bonds, the Coupons and all amounts payable under the Trust Deed, to the satisfaction of the Trustee, the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity, or such other security or other arrangement as the Trustee shall in its absolute discretion deem not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

"Relevant Indebtedness" means any Indebtedness for Borrowed Money (as defined in Condition 9) which is in the form of, or represented or evidenced by, bonds, notes, loan stock or other securities which, with the agreement of the issuer thereof are quoted, listed, dealt in or traded on any stock exchange or over the counter or other recognised securities market, other than such bonds, notes, loan stock or other securities which (i) have an initial maturity of greater than fifteen years, and (ii) are denominated in Sterling.

4.     Interest

(1)
The Bonds bear interest from, and including, 6th June, 1997 (the "Issue Date") at the rate of 7.625 per cent. per annum, payable annually in arrear on 6th June (each an "Interest Payment Date") in respect of the period from, and including, an Interest Payment Date (or, in the case of the first payment of interest, the Issue Date) up to, but excluding, the next (or first) Interest Payment Date. The first payment shall be made on 6th June, 1998. Each Bond will cease to bear interest from, and including, its due date for redemption unless, upon due presentation, payment of the principal or premium (if any) in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of payment in which event interest shall continue to accrue as provided in the Trust Deed.

(2)
When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

5.     Payments

(1)
Payments of principal, premium (if any) and interest in respect of the Bonds will be made against presentation and surrender or (as the case may be) endorsement of Bonds, or in the case of payments of interest due on an Interest Payment Date against surrender of Coupons, at the specified office of any Paying Agent. All such payments shall be made at the option of the holder by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in London.

(2)
Payments in respect of principal, premium (if any) and interest on the Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 7.

(3)
Each Bond should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupons (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of the relevant Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 8), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

(4)
A holder shall be entitled to present a Bond or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

"Presentation Date" means a day which (subject to Condition 8):

(a)
is or falls after the relevant due date but, if the due date is not or was not a Business Day in London, is or falls after the next following such Business Day; and

(b)
is a Business Day in the place of the specified office of the Paying Agent at which the Bond or Coupon is presented for payment and, in the case of payment by transfer to a sterling account in London as referred to above, in London.

"Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

(5)
If the due date for redemption of any Bond is not an Interest Payment Date payment of interest due on redemption will be made only against presentation of the relevant Bond.

(6)
The names of the initial Paying Agents and their initial specified offices are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional Paying Agents provided that it will at all times maintain at least two Paying Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 13.

6.     Redemption and Purchase

(1)
Unless previously redeemed or purchased and in each case cancelled as hereinafter provided, the Bonds will be redeemed at their principal amount on 6th June, 2007.

(2)
The Issuer may, at any time, having given notice to the Bondholders in accordance with this Condition 6(2) and Condition 13 (which notice shall be irrevocable), redeem the Bonds in whole or in part (but, if in part, being not less than £5,000,000 in principal amount and, subject thereto, in integral multiples of £1,000,000 in principal amount) at the price (the "Redemption Price") which shall be the higher of the following:

(i)
the principal amount thereof; and

(ii)
that price, expressed as a percentage rounded (up or down) to three decimal places (0.0005 being rounded up to 0.001), at which the Gross Redemption Yield on the Bonds, if they were to be purchased at such price on the third dealing day prior to the date of the publication of the notice of redemption, would be equal to the Gross Redemption Yield on such dealing day on the 7 1/2 per cent. Treasury Stock 2006 or, if that stock shall no longer be in issue, of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by Barclays de Zoete Wedd Limited (or such other person(s) as the Trustee may approve), together with interest, on the principal amount thereof, accrued to but excluding the date of redemption.

The Gross Redemption Yield on the Bonds and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

In the case of a partial redemption of Bonds, Bonds to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair without involving any part only of a Bond, not more than 65 days before the date fixed for redemption. In the case of a redemption pursuant to this Condition 6(2), notice will be given to the Bondholders by the Issuer in accordance with Condition 13 not less than 30 nor more than 60 days before the date fixed for redemption. Each notice will specify the date fixed for redemption and the Redemption Price and, in the case of a partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of the Bonds called for redemption, the serial numbers of any Bonds previously called for redemption and not presented for payment and the aggregate principal amount of the Bonds which will be outstanding after the partial redemption.

Upon the expiry of any such notice as is referred to above, the Issuer shall be bound to redeem the Bonds to which the notice refers at the Redemption Price applicable at the date of such redemption, together with interest, on the principal amount thereof, accrued to, but excluding, such date.

(3)
The Bonds (other than Bonds in respect of which the Issuer shall have given notice of redemption pursuant to Condition 6(2) prior to any notice being given under this Condition 6(3)) may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 days' nor more than 60 days' notice in accordance with Condition 13 (which notice shall be irrevocable), at the principal amount thereof, together with interest accrued to, but excluding, the date fixed for redemption, if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it has or will become obliged to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax, or any change in the application or judicial or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 30th May, 1997, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (aa) a certificate signed by two Directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it, and (bb) an opinion of independent legal advisers of recognised standing acceptable to the Trustee to the effect that such change or amendment has so occurred and the Trustee shall be entitled to accept the certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event they shall be conclusive and binding on the Bondholders and Couponholders. Upon the expiry of any notice of redemption as is referred to above, the Issuer shall be bound to redeem the Bonds at their principal amount together with interest accrued to, but excluding, the date fixed for redemption.

(4)
The Issuer or any Subsidiary (as defined in the Trust Deed) of the Issuer may at any time purchase Bonds (provided that all unmatured Coupons appertaining thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. If purchases are made by tender, tenders must be made available to all Bondholders alike.

(5)
All Bonds which are redeemed by the Issuer will forthwith be cancelled, together with all unmatured Coupons attached thereto or surrendered therewith, and may not be reissued or resold. Bonds purchased by the Issuer or any Subsidiary of the Issuer may be held, reissued, resold or surrendered for cancellation.

7.     Taxation

(1)
All payments in respect of the Bonds by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political sub-division thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(a)
to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(b)
to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(c)
presented for payment in the United Kingdom; or

(d)
presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date.
(2)
In these Terms and Conditions, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the moneys payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect shall have been duly given to Bondholders by the Issuer in accordance with Condition 13.

(3)
Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

8.     Prescription

Bonds and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal and premium (if any)) and five years (in the case of interest) from the Relevant Date in respect of the Bonds or, as the case may be, the Coupons, subject to the provisions of Condition 5.

9.     Events of Default

(1)
The Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly forthwith become, immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed, if any of the following events ("Events of Default") shall have occurred, so long as at the time of such notice such event or, as the case may be, all such events shall not have been cured or waived by, or remedied to the satisfaction of, the Trustee:

(a)
if default is made in the payment of any principal, premium (if any) or interest due in respect of the Bonds or any of them and the default continues for a period of 7 days in the case of principal or premium (if any) and 14 days in the case of interest; or

(b)
if the Issuer fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where the Trustee considers such failure to be incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)
if any Indebtedness for Borrowed Money of the Issuer or any of its Principal Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer or any of its Principal Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on its due date for payment (as extended by any originally applicable grace period therefor) or any security given by the Issuer or any of its Principal Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable or if default is made by the Issuer or any of its Principal Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person provided that no such event as aforesaid shall constitute an Event of Default unless the Indebtedness for Borrowed Money to which such event relates either alone or when aggregated with all other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least £25,000,000 (or its equivalent in any other currency) or, if greater, 5 per cent. of the Adjusted Share Capital and Reserves (as defined in the Trust Deed); or

(d)
if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer or any of its Principal Subsidiaries, save for the purposes of reorganisation on terms approved in writing by the Trustee; or

(e)
if the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for the purposes of reorganisation on terms approved in writing by the Trustee, or the Issuer or any of its Principal Subsidiaries stops or threatens to stop payment of, or is or deemed to be unable to, or admits inability to pay its debts or any class of its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986), or is adjudicated or found bankrupt or insolvent; or

(f)
if (i) proceedings are initiated against the Issuer or any of its Principal Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an application is made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Principal Subsidiaries or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them and (ii) in any case (other than the appointment of an administrator) is not discharged, stayed or the subject of bona fide proceedings within 28 days; or if the Issuer or any of its Principal Subsidiaries initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors).

PROVIDED, in the case of any Event of Default other than those described in subparagraphs (a) and (in the case of a winding up or dissolution of the Issuer) (d) above, the Trustee shall have certified to the Issuer that the Event of Default is, in its opinion, materially prejudicial to the interests of the Bondholders.

(2)
For the purposes of these Terms and Conditions:

(a)
a "Principal Subsidiary" at any time shall mean a Subsidiary of the Issuer:

(i)
whose gross revenues attributable to the Issuer (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent not less than 10 per cent. of the consolidated gross revenues attributable to the shareholders of the Issuer, or, as the case may be, consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries; or

(ii)
to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately before the transfer is a Principal Subsidiary, all as more particularly defined in the Trust Deed.

    A report by the Auditors (as defined in the Trust Deed) that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

  (b)
  "Indebtedness for Borrowed Money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash excluding, in each case, any present or future indebtedness in respect of which the person or persons to whom such indebtedness is or may be owed by the relevant borrower (whether or not the Issuer or a Principal Subsidiary) has or have no recourse whatsoever to the Issuer or any Principal Subsidiary for the repayment thereof other than recourse to such borrower generally, or directly or indirectly to the Issuer or Principal Subsidiary, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof) by the person against whom such recourse is available; and

  (c)
  section 123(l)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000".

10.   Enforcement

(1)
The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons, but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Bonds or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-fifth in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified to its satisfaction.

(2)
No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

11.   Substitution

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of another company, being either a successor company (as defined in the Trust Deed) of the Issuer, or any Subsidiary of the Issuer, subject to (a) where the new principal debtor is a Subsidiary of the Issuer, the Bonds being unconditionally and irrevocably guaranteed by the Issuer, (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

12.   Replacement of Bonds and Coupons

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Paying Agent in London upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

13.   Notices

All notices to the Bondholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. It is expected that publication will normally be made in the Financial Times. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

14.   Meetings of Bondholders, Modification, Waiver and Authorisation

(1)
The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Terms and Conditions or any of the provisions of the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders will be binding on all Bondholders, whether or not they are present at the meeting, and on all Couponholders.

(2)
The Trustee may agree, without the consent of the Bondholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

(3)
In connection with the exercise by it of any of its trusts, powers or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders and Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

(4)
Any modification, waiver, authorisation or substitution shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 13.

15.   Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

16.   Further Issues

The Issuer is at liberty from time to time and without the consent of the Bondholders or Couponholders to create and issue further bonds or notes either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any trust deed supplemental thereto or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of issue. Any further bonds or notes which are to form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any trust deed supplemental thereto shall, and any other further bonds or notes may (with the consent of the Trustee), be constituted by a trust deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of the bonds and notes of other series in certain circumstances where the Trustee so decides.

17.   Governing Law

The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English Law.

PRINCIPAL PAYING AGENT

Barclays Bank PLC
Depository Services
8 Angel Court
Throgmorton Street London EC2R 7HT

OTHER PAYING AGENT

Kredietbank S.A. Luxembourgeoise
43 Boulevard Royal
L-2955 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Noteholders.

THE THIRD SCHEDULE

REGISTER AND TRANSFER OF REGISTERED SECURITIES

1.
The Issuer shall at all times ensure that the Registrar maintains in London, or at such other place in the United Kingdom as the Trustee may agree, a register showing the amount of the Registered Securities from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Securities. The Trustee and the holders of the Registered Securities or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.
Each Registered Security shall have an identifying serial number which shall be entered on the register.

3.
The Registered Securities are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.
The Registered Securities to be transferred must be delivered for registration to the specified office of the Registrar or any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Securities and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.
The executors or administrators of a deceased holder of Registered Securities (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Registered Securities.

6.
Any person becoming entitled to Registered Securities in consequence of the death or bankruptcy of the holder of such Registered Securities may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Registered Securities or, subject to the preceding paragraphs as to transfer, may transfer such Registered Securities. The Issuer shall be at liberty to retain any amount payable upon the Registered Securities to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Securities.

7.
Unless otherwise requested by him, the holder of Registered Securities of any series shall be entitled to receive only one Registered Security in respect of his entire holding of such series.

8.
The joint holders of Registered Securities of any series shall be entitled to one Registered Security only in respect of their joint holding of such series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Securities in respect of such joint holding.

9.
Where a holder of Registered Securities has transferred part only of his holding of any series there shall be delivered to him without charge a Registered Security in respect of the balance of such holding.

10.
The Issuer shall make no charge to the Holders for the registration of any holding of Registered Securities or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of any Transfer Agent or by post to the address specified by the Holder. If any Holder entitled to receive a Registered Security wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of any Transfer Agent, such delivery shall be made, upon his written request to the Registrar or such Transfer Agent, at his risk and (except where sent by post to the address specified by the Holder) at his expense.

11.
The holder of a Registered Security may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Security notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer and the Trustee shall not be bound to see to the execution of any trust to which any Registered Security may be subject and no notice of any trust shall be entered on the register. The holder of a Registered Security will be recognised by the Issuer as entitled to his Registered Security free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Registered Security.

THE FOURTH SCHEDULE

PROVISIONS FOR MEETINGS OF HOLDERS

l.
(A)
As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)
"voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)
that on the date thereof Bearer Securities (whether in definitive form or represented by a Global Security) or Registered Securities represented by a Global Security and not being Bearer Securities or, as the case may be, Registered Securities in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Securities or, as the case may be, Registered Securities will cease to be so deposited or held until the first to occur of:

(1)
the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)
the surrender of the certificate to the Paying Agent who issued the same; and

(b)
that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Securities or, as the case may be, Registered Securities represented by such certificate;

(ii)
"block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

(a)
it is certified that Bearer Securities (whether in definitive form or represented by a Global Security) or Registered Securities represented by a Global Security and not being Bearer Securities or, as the case may be, Registered Securities in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Securities or, as the case may be, Registered Securities will cease to be so deposited or held until the first to occur of:

(1)
the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

        (2)
        the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Security or, as the case may be, Registered Security which is to be released or (as the case may require) the Bearer Security or Bearer Securities or, as the case may be, the Registered Security or Registered Securities ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

      (b)
      it is certified that each holder of such Bearer Securities or, as the case may be, Registered Securities has instructed such Paying Agent that the vote(s) attributable to the Bearer Security or Bearer Securities or, as the case may be, Registered Security or Registered Securities so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

      (c)
      the aggregate principal amount of the Bearer Securities or, as the case may be, Registered Securities so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

      (d)
      one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Securities or, as the case may be, Registered Securities so listed in accordance with the instructions referred to in (c) above as set out in such document;

    (iii)
    "24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of places as aforesaid; and

    (iv)
    "48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

  (B)
  A holder of a Bearer Security (whether in definitive form or represented by a Global Security) or of a Registered Security represented by a Global Security may obtain a voting certificate in respect of such Bearer Security or, as the case may be, Registered Security from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Security or, as the case may be, Registered Security by depositing such Bearer Security or, as the case may be, Registered Security with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Security or, as the case may be, Registered Security being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Holders be deemed to be the holder of the Bearer Securities or, as the case may be, Registered Securities to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Securities or, as the case may be, Registered Securities have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Securities or, as the case may be, Registered Securities.

  (C)
  (i)
  A holder of Registered Securities in definitive form may, by an instrument in writing in the English language (a "form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting of the Holders and any adjourned such meeting.

  (ii)
  Any holder of Registered Securities which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a "representative") in connection with any meeting of the Holders and any adjourned such meeting.

  (iii)
  Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Holders, to be the holder of the Registered Securities to which such appointment relates and the holder of the Registered Securities shall be deemed for such purposes not to be the holder.
2.
The Issuer or the Trustee may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in principal amount of the Securities of any series for the time being outstanding convene a meeting of the Holders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.
At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Holders prior to any meeting of the Holders in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Securities or, where represented by a Global Security, Registered Securities may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Securities in definitive form may appoint proxies by executing and delivering a form of proxy in the in the English language to the specified office of the Registrar or any Transfer Agent not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

4.
A person (who may but need not be a Holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.
At any such meeting one or more persons present holding Securities in definitive form or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Securities for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Securities in definitive form or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Securities for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 18(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)
reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Securities;

(ii)
alteration of the currency in which payments under the Securities and Coupons are to be made;

(iii)
alteration of the majority required to pass an Extraordinary Resolution;

(iv)
the sanctioning of any such scheme or proposal as is described in paragraph 18(1) below; and

(v)
alteration of this proviso or the proviso to paragraph 6 below;

    the quorum for passing the requisite Extraordinary Resolution shall be one or more persons present holding Securities in definitive form or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the principal amount of the Securities for the time being outstanding.

6.
If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Securities [in definitive form] or voting certificates or being proxies or representatives (whatever the principal amount of the Securities so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Securities in definitive form or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the principal amount of the Securities for the time being outstanding.

7.
Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder or as a holder of a voting certificate or as a proxy or as a representative.

9.
At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Trustee or any person present holding a Security in definitive form or a voting certificate or being a proxy or representative (whatever the principal amount of the Securities so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.
Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.
The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.
Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.
The Trustee and its lawyers and financial advisers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer and its lawyers and financial advisers and any ft person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Holders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Holders by Conditions 9 and 10 unless he either produces the Bearer Security or Bearer Securities in definitive form of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Security or Registered Securities in definitive form. No person shall be entitled to vote at any meeting in respect of Securities held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer.

14.
Subject as provided in paragraph 13 hereof at any meeting:

(A)
on a show of hands every person who is present in person and produces a Bearer Security in definitive form or voting certificate or is a holder of Registered Securities in definitive form or is a proxy or representative shall have one vote; and

(B)
on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Securities denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in principal amount of the Bearer Securities or of the Securities in definitive form represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being Registered Securities in definitive form) he is the holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.
The proxies named in any block voting instruction or form of proxy and representatives need not be Holders.

16.
Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17.
Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Holders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Security from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.
A meeting of the Holders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)
Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Trustee, any Appointee and the Holders and Couponholders or any of them.

(B)
Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Holders, the Couponholders or the Issuer against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)
Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Trustee or any Holder.

(D)
Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)
Power to appoint any persons (whether Holders or not) as a committee or committees to represent the interests of the Holders and to confer upon such committee or committees any powers or discretion which the Holders could themselves exercise by Extraordinary Resolution.

(F)
Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)
Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)
Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

  (I)
  Power to sanction any scheme or proposal for the exchange or sale of the Securities for or the conversion of the Securities into or the cancellation of the Securities in consideration of shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Holders to execute an instrument of transfer of the Registered Securities held by them in favour of the persons to or with whom the Securities are to be sold or exchanged respectively.

19.
Any resolution passed at a meeting of the Holders duly convened and held in accordance with these presents shall be binding upon all the Holders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Holders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.
The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Holders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll or (b) a resolution in writing signed by or on behalf of all the Holders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Holders.

21.
Minutes of all resolutions and proceedings at every meeting of the Holders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.
(A)
If and whenever the Issuer shall have issued and have outstanding Securities of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)
a resolution which in the opinion of the Trustee affects the Securities of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Securities of that series;

(ii)
a resolution which in the opinion of the Trustee affects the Securities of more than one series but does not give rise to a conflict of interest between the holders of Securities of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Securities of all the series so affected;

    (iii)
    a resolution which in the opinion of the Trustee affects the Securities of more than one series and gives or may give rise to a conflict of interest between the holders of the Securities of one series or group of series so affected and the holders of the Securities of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Securities of each series or group of series so affected; and

    (iv)
    to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Securities, Holders and holders were references to the Securities of the series or group of series in question or to the holders of such Securities, as the case may be.

  (B)
  If the Issuer shall have issued and have outstanding Securities which are not denominated in Pounds Sterling, in the case of any meeting of holders of Securities of more than one currency the principal amount of such Securities shall (i) for the purposes of paragraph 2 above be the equivalent in Pounds Sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Pounds Sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting, In such circumstances, on any poll each person present shall have one vote for each £1 (or such other Pounds Sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Securities (converted as above) which he holds or represents.

23.
Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, the Holders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Holders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

EXECUTED as a deed by	)
CARLTON COMMUNICATIONS Plc	)
acting by	)
and	)
Director

Director/Secretary
THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)
Director

Authorised Signatory

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DATED 6TH JUNE, 1997 CARLTON COMMUNICATIONS Plc —and— THE LAW DEBENTURE TRUST CORPORATION p.l.c. TRUST DEED
TABLE OF CONTENTS
THE FIRST SCHEDULE —FORM OF ORIGINAL GLOBAL BOND— CARLTON COMMUNICATIONS Plc (Incorporated with limited liability under the laws of England and Wales)
THE SCHEDULE PART I PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST
PART II EXCHANGES FOR DEFINITIVE BONDS AND PURCHASES AND CANCELLATIONS
CARLTON COMMUNICATIONS Plc £200,000,000 7.625 per cent. Bonds due 2007 (the "Securities")
CARLTON COMMUNICATIONS Plc £200,000,000 7.625 per cent. Bonds due 2007 (the "Securities")
THE SECOND SCHEDULE Part I —FORM OF DEFINITIVE ORIGINAL BOND—
—FORM OF ORIGINAL COUPON—
Part II TERMS AND CONDITIONS OF THE BONDS
THE THIRD SCHEDULE REGISTER AND TRANSFER OF REGISTERED SECURITIES
THE FOURTH SCHEDULE PROVISIONS FOR MEETINGS OF HOLDERS